CURRENT REPORT




           Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934



Date of Report                        August 28, 1996



                CHEUNG LABORATORIES, INC.


                        MARYLAND


2-93826-W                  52-1256615
(Commission File Number)   (IRS Employer Identification Number)




10220 Old Columbia Road Suite I Columbia, MD 21046

                            (410) 290-5390

 August 28, 1996




Securities & Exchange Commission
Corporate Finance Division
Chief Counsel's Office
450 Fifth Street, N.W.
Washington, DC 20549-1007

RE: Cheung Laboratories, Inc.
    SEC File No. 2-93826-W

Dear Sir or Madam:

Enclosed is a Form 8K for Cheung Laboratories, Inc.

Should you have any questions, please give us a call.

Very truly yours,



Augustine Y. Cheung
President


AYC/dgl
Enclosures

ITEM 5:  OTHER EVENTS


Cheung Laboratories, Inc. (the "Registrant') has entered into an exclusive license agreement for the commercialization rights to a patented technology for the treatment of symptomatic problems associated with prostatic diseases. This technology is expected to be used in conjunction with the Registrant s current line of prostatic microwave hyperthermia systems.

This technology is a bi-modal approach which combines heat with compression of walls of the prostatic urethra to achieve better treatment result. The bi-modal treatment can be administered on an out-patient basis. The registrant believes this patented technology has the potential to shorten the treatment time and lower the treatment temperature, thus resulting in a safer and more patient-friendly BPH treatment. Preclinical evaluation results using this new technology are encouraging.



                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                            CHEUNG LABORATORIES, INC.



Date:  August 28,  1996     By:______________________________

                            Dr. Augustine Y. Cheung, President


              SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 ___________________________


                          FORM 8-K